UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (earliest event reported):	March 3, 2005

TAUBMAN CENTERS, INC.

(Exact Name of Registrant as Specified in its Charter)

Michigan	1-11530	38-2033632
(State of Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

200 East Long Lake Road, Suite 300,
Bloomfield Hills, Michigan	48303-0200
(Address of Principal Executive Office)	(Zip Code)

Registrant's Telephone Number, Including Area Code:	(248) 258-6800

None

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03    AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

        On March 3, 2005, Taubman Centers, Inc. (the "Company") amended its Restated Articles of Incorporation to eliminate the Company's 9% Series C Cumulative Redeemable Preferred Stock and 9% Series D Cumulative Redeemable Preferred Stock (collectively, the "Series C and D Preferred Stock"). The Series C and D Preferred Stock were authorized for issuance in exchange for Series C Preferred Equity and Series D Preferred Equity of The Taubman Realty Group Limited Partnership ("TRG"), the Company's majority-owned subsidiary partnership through which the Company conducts all of its operations. In November 2004, TRG redeemed all of the previously issued and outstanding Series C Preferred Equity and Series D Preferred Equity. The amendment to the Company's Restated Articles of Incorporation was approved by the Company's Board of Directors pursuant to Section 302(5) of the Michigan Business Corporation Act.

Item 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Exhibit 3(a)

Restated Articles of Incorporation of Taubman Centers, Inc. (incorporated herein by reference to Exhibit 3(b) filed with the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004).
Exhibit 3(b)
Certificate of Amendment to the Articles of Incorporation of Taubman Centers, Inc. (incorporated herein by reference to Exhibit 3(c) filed with the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004).

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 9, 2005	TAUBMAN CENTERS, INC.

By: /s/ Lisa A. Payne

Lisa A. Payne
Executive Vice President and
Chief Financial and
Administrative Officer

EXHIBIT INDEX

Exhibit 3(a)

Restated Articles of Incorporation of Taubman Centers, Inc. (incorporated herein by reference to Exhibit 3(b) filed with the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004).
Exhibit 3(b)
Certificate of Amendment to the Articles of Incorporation of Taubman Centers, Inc. (incorporated herein by reference to Exhibit 3(c) filed with the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004).